CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our report dated November 19, 2001 for the AAM Equity Fund, the Carl Domino Global Equity Income Fund, the Carl Domino Growth Fund, the Corbin Small-Cap Value Fund, the Fountainhead Kaleidoscope Fund, the Fountainhead Special Value Fund, the GLOBALT Growth Fund and the Marathon Value Portfolio Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 50 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.

                                                             /s/

                                                McCurdy & Associates CPA's, Inc.



                                                                Cleveland, Ohio
                                                            February 28th, 2001